Exhibit 10.13

Advisor Agreement

This Advisor Agreement (the “Agreement”) is entered into the date set forth on the signature page by and between Veg House Holdings Inc., a Cayman Islands company (the “Company”) and the undersigned advisor (the “Advisor”). The Company and the Advisor may be referred to herein individually as a “Party” or collectively, as the “Parties.”

In consideration of the mutual covenants set forth below, the Parties hereby agree as follows:

1.     Services. Effective as of date set forth on the signature page to this Agreement (the “Effective Date”), the Advisor agrees to act as an advisor to the Company and provide general business and corporate advice to the Company from time to time or as otherwise mutually agreed to by the Parties (collectively, the “Services”). The Advisor understands that the Company will, in its discretion, consider and evaluate, then conclude and make decisions regarding, any advice, counsel or suggestions made by the Advisor.

2.     Compensation. The Advisor shall not be entitled to receive cash compensation; however, as full and complete compensation for performing the Services, the Advisor shall be entitled to receive an aggregate of [•] common shares of the Company, which shares shall be delivered by the Company upon execution of this Agreement (the “Shares”).

3.     Term and Termination. The term of this Agreement shall continue until terminated by either party for any reason upon five (5) days prior written notice without further obligation or liability.

4.     Independent Contractor. The Advisor’s relationship with the Company will be that of an independent contractor and not that of an employee of the Company. The Advisor will not be eligible for any employee benefits, nor will the Company make deductions from payments made to the Advisor for employment or income taxes, all of which will be the Advisor’s responsibility. The Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

5.     Nondisclosure of Confidential Information. The Advisor recognizes that the Company is engaged in a continuous program of research and development respecting its business activities. Advisor agrees as follows:

a.      Agreement Not to Disclose. The Advisor agrees not to disclose, use, lecture upon or publish any Confidential Information (as defined below) disclosed to the Advisor by the Company for the Advisor’s own use or for any purpose except to the extent such disclosure, use or publication may be (i) required in direct connection with the Advisor’s carrying out discussions concerning, undertaking, and performing requested Services for the Company; (ii) is expressly authorized in writing or by email by an officer of the Company; or (iii) is expressly required by law or pursuant to the order or requirement of a court, administrative agency or other governmental body. The Advisor agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company in order to prevent it from falling into the public domain or the possession of persons other than agents of the Company or persons to whom the Company consents to such disclosure. Upon request by the Company, any materials or documents that have been furnished by the Company to the Advisor in connection with the Services shall be promptly returned by the Advisor to the Company.

b.     Definition of Confidential Information. “Confidential Information” means any information, technical data or know-how (whether disclosed before or after the date of this Agreement), including, but not limited to, information relating to business and product or service plans, financial projections, customer lists, business forecasts, sales and merchandising, human resources, patents, patent applications, computer object or source code, research, inventions, processes, procedures, designs, drawings, samples, engineering, marketing, finance, or formulations for preparing any of the foregoing, to be confidential or proprietary or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information also includes (i) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (ii) information regarding the skills and compensation of employees or other consultants of the Company. Confidential Information does not include information, technical data or know-how that: (i) is in the possession of the Advisor at the time of disclosure, as shown by the Advisor’s files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of the Advisor. Notwithstanding the foregoing, the Advisor may disclose Confidential Information with the prior written approval of the Company.

c.      Use of Advisor’s Name. The Advisor agrees that, during the term of the Advisor’s association with the Company, the Company may use the Advisor’s name in connection with the Company’s marketing materials, Web site or private placement memo, or offering materials.

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6.     No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company, nor shall this Agreement grant the Advisor any rights in or to the Company’s Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

7.     Assignment of Intellectual Property. To the extent that the Advisor jointly or solely conceives, develops or reduces to practice any new inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws or other intellectual property which would be deemed to be Confidential Information of the Company (collectively, “Intellectual Property”) which clearly relates to the Company’s business or technology and has been created by the Advisor solely in the course of the performance of Services such as in correspondence, e-mails, meetings or meetings relating to the Company, the Advisor hereby acknowledges that it is “work made for hire” for the benefit of the Company and hereby assigns all rights, titles and interest to such Intellectual Property to the Company. The Advisor may not assign or delegate the Advisor’s obligations under this Agreement either in whole or in part without the prior written consent of the Company. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company’s business.

8.     Duty to Assist. As requested by the Company and only with respect to Intellectual Property created by the Advisor for the Company as provided in paragraph 7 above, the Advisor shall take all steps reasonably necessary to assist the Company in obtaining and enforcing in its own name any such Intellectual Property right. The Advisor’s obligation to assist the Company shall continue beyond the termination of the Advisor’s relationship with the Company, but the Company shall compensate the Advisor at a reasonable rate after the termination of such relationship for time actually spent at the Company’s request providing such assistance.

9.     No Conflicts. The Advisor represents that the Advisor’s compliance with the terms of this Agreement and provision of Services hereunder will not violate any duty which the Advisor may have to any other person or entity (such as a present or former employer), and the Advisor agrees that the Advisor will not do anything in the performance of Services hereunder that would violate any such duty. In addition, the Advisor agrees that, during the term of this Agreement, the Advisor shall promptly notify the Company in writing of any direct competitor of the Company which the Advisor is also performing services. It is understood that in such event, the Company will review whether the Advisor’s activities are consistent with the Advisor remaining as an advisor of the Company.

10.  Legal and Equitable Remedies. Because the Advisor’s Services are personal and unique and because the Advisor may have access to and become acquainted with the Confidential Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

11.  Miscellaneous. Any term of this Agreement may be amended or waived only with the written consent of the parties. This Agreement, including any schedules hereto, constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Cayman Islands, without giving effect to the principles of conflict of laws. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect. Any notices required or permitted hereunder shall be given to the appropriate Party at the address listed on the first page of the Agreement, or such other address as the Party shall specify in writing pursuant to this notice provision. Such notice shall be deemed given upon personal delivery to the appropriate address or three days after the date of mailing if sent by certified or registered mail. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of [•], 2023.

VEG HOUSE HOLDINGS INC.

By:
Name:
Title:

ADVISOR:

By:
Name:
Title:

Address:

Phone:

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